                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             HARLEYSVILLE GROUP INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         William W. Scranton, III    (215) 256-5000
                         Chairman of the Board       www.harleysvillegroup.com
                         355 Maple Ave.
                         Harleysville, PA 19438

[Graphic Omitted]
Harleysville
   Good people to know(R)


                                 March 23, 2004



Dear Harleysville Group Inc. Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. at the Company's headquarters, 355 Maple Avenue, Harleysville, Pennsylvania on Wednesday, April 28, 2004, at 10:30 A.M.

         At the meeting, stockholders will vote on one scheduled item of business. That item and the vote the Board of Directors recommends are:

                           Item                       Recommended Vote
                           ----                       ----------------

         1. Election of two directors                       FOR


         We will also discuss Harleysville Group's 2003 operations and will be pleased to answer your questions about the Company. Enclosed with this proxy statement are your proxy card and the 2003 Annual Report.

         We look forward to seeing you on April 28, 2004. Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.

                                   Sincerely,


                                   /S/  William W. Scranton, III
                                   ----------------------------------
                                   William W. Scranton, III

                         Roger A. Brown             (215) 256-5000
                         Secretary                  www.harleysvillegroup.com
                         355 Maple Ave.
                         Harleysville, PA 19438

[Graphic Omitted]
Harleysville
   Good people to know(R)












                             HARLEYSVILLE GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 2004


To the Stockholders of
    HARLEYSVILLE GROUP INC.

         The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. will be held at 10:30 A.M., Wednesday, April 28, 2004, at its headquarters at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following purposes:

          1. To elect two Class A directors; and
          2. To transact such other business as may properly be presented.

         Your Board recommends a vote to elect the nominated directors.

         The Board of Directors has fixed the close of business on March 3, 2004 as the record date for determining the stockholders entitled to vote at the Annual Meeting.

         For further information on the individuals nominated as directors, please read the proxy statement that follows.

         This notice, the proxy statement, the proxy card and the 2003 Annual Report to Stockholders are being distributed to stockholders on or about March 23, 2004.

                                        By Order of the Board of Directors,

                                        /s/   Roger A. Brown
                                        ---------------------------------
                                        Roger A. Brown

March 23, 2004

                                Table of Contents


ANNUAL MEETING OF STOCKHOLDERS                                                1
   Purpose of Proxy Statement                                                 1
   Matters to be Voted Upon                                                   1
   Voting Procedures                                                          1
   Other Information                                                          2

BOARD OF DIRECTORS                                                            3
   Corporate Governance Practices                                             3
   Audit Committee Report                                                     6
   Audit Fees                                                                 7
   Board and Committee Meetings                                               8
   Director Nomination Procedures                                            11
   Security Holder Communication Process                                     11
   Compensation of Directors                                                 12
   Stock Acquisition Programs                                                12

SHAREHOLDER ACTIONS                                                          14
   Item 1.  Election of Directors                                            14
   Biographies of Director Nominees and Directors Continuing in Office       14
   Executive Officers                                                        16

OWNERSHIP OF COMMON STOCK                                                    17
   Table I - 5% Stockholders                                                 17
   Table II - Beneficial Ownership of Directors & Executive Officers         18

REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE                   19
   Compensation Philosophy                                                   19
   Compensation Methodology                                                  19
   Chief Executive Officer Compensation                                      22
   Internal Revenue Code Impact                                              23
   Compensation Committee  Interlocks                                        23

STOCK PERFORMANCE CHART                                                      24

EXECUTIVE COMPENSATION                                                       25
     Summary Compensation Table                                              25
     Option Grants in 2003                                                   27
     Option Exercises & Year-End Values                                      28
     Long Term Incentive Plan                                                28
     Pension Plans                                                           29

TRANSACTIONS WITH HARLEYSVILLE MUTUAL                                        31

SECTION 16 REPORTING COMPLIANCE                                              32

AUDIT COMMITTEE CHARTER                                                     A-1

                         ANNUAL MEETING OF STOCKHOLDERS

Purpose of Proxy Statement

         The Board of Directors of Harleysville Group is soliciting your proxy for voting at the Annual Meeting of Stockholders to be held April 28, 2004 at the headquarters of the Company. This proxy statement has been mailed to stockholders on or about March 23, 2004.

Matters to be Voted Upon

         At the Annual Meeting, stockholders will vote on the election of two Class "A" directors, Lowell R. Beck and Joseph E. McMenamin. Please see page 14 for information on the election of directors.

         The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly presented at the meeting, your signed and dated proxy card authorizes Roger A. Brown, Bruce
J. Magee or Catherine B. Strauss to vote your shares in accordance with his or her best judgment.

Voting Procedures

Who May Vote

         Stockholders as of the close of business on March 3, 2004 (the Record
Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

How to Vote

         Stockholders may vote
          o In person at the meeting, or
          o By mail by completing and returning the proxy card.

Vote Needed for Election of Directors

         The two nominees for directors receiving the highest number of votes will be elected. As of the Record Date, Harleysville Mutual Insurance Company owned 17,002,445 shares (or approximately 56.7%) of Harleysville Group's outstanding common stock. The Company is thus a "controlled company" under NASDAQ listing requirements. Harleysville Mutual has advised Harleysville Group that it will vote in favor of the election of the nominated directors. As a result, the nominated directors will be elected regardless of the votes of the other stockholders.

Quorum to Transact Business

         A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the issued and outstanding shares of the Company's common stock, present in person or represented by proxy. As of the Record Date, 29,994,013 shares of Harleysville Group's common stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly signed and dated proxy card, you will be part of the quorum.

Voting of Shares via Proxy

         If you have submitted a properly executed proxy by mail and are part of the quorum, your shares will be voted as you indicate. If you sign, date and mail in your proxy card without indicating how it should be voted on the election of the directors, your shares will be voted in favor of the election of the two nominated directors. If you sign, date and mail your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card), your vote will be recorded as being withheld, but it will have no effect on the outcome of the election. Broker non-votes are not so included. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Revocation of Proxy

         If you later decide to revoke or change your proxy, you may do so by:
(1) sending a written statement to that effect to the Secretary of the Company; or (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

Substantial Owners of Stock

         In addition to Harleysville Mutual, Dimensional Fund Advisors, Inc. owns 5% or more of Harleysville Group common stock. Please see the chart on page 17 for more details.

Duplicate Proxy Statements and Cards

         You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by Mellon Investor Services, LLC, the Company's transfer agent. To have all your shares voted, please sign and return all the proxy cards you have received. If you wish to have your accounts registered in the same name(s) and address, please call Mellon Investor Services, LLC, at 1-888-525-8792, or contact Mellon through its website: www.melloninvestor.com.

Other Information

Stockholder Proposals

         An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than November 19, 2004. A stockholder must have been a registered or beneficial owner of at least 1% of the Company's outstanding common stock or stock with a market value of $2,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date the Annual Meeting is held. A stockholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the 2005 Annual Meeting of Stockholders must provide notice of the matter to the Secretary of the Company by February 3, 2005, or the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on said matter.

Expenses of Solicitation

         Harleysville Group pays the cost of the preparation and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or by other electronic means by Harleysville Group officers and employees, without their receiving additional compensation. Harleysville Group pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Independent Public Accountants

         Representatives of KPMG LLP, the independent public accountants that audited Harleysville Group's 2003 financial statements, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by stockholders. The Audit Committee normally selects the auditor to perform the audit in the fall of each year and thus has not selected the independent auditor for the fiscal 2004 financial statements.



                               BOARD OF DIRECTORS

Corporate Governance Practices

         In order to promote the highest standards of management for the benefit of stockholders, the Board of Directors of Harleysville Group follows certain governance practices regarding how the Board conducts its business and fulfills its duties. The Company's Board of Directors Governance Principles may be accessed on the Company's website (www.harleysvillegroup.com). Among these practices are:

Board Size, Composition and Independence

         The Board presently consists of 8 directors comprised of 7 independent non-employee directors and one employee director, Michael L. Browne, who is the Chief Executive Officer ("CEO"). The Board believes that the Board should consist of at least 7 directors and that, because some members of the Board are also members of the Board of Harleysville Mutual, the total number of individuals comprising the boards of Harleysville Mutual and Harleysville Group should be no more than 12. The Board has determined that no independent, non-employee director has a relationship with the Company that impairs his or her independence. The Board further believes that of the maximum total board membership of 12, no more than 3 should be employee directors, with the remainder being independent directors as defined by the NASDAQ Stock Market. No person may serve as a director on more than three other boards of for-profit companies.

Qualifications of Directors

         The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and the CEO, screens director candidates. In overseeing the nomination of candidates for election, the Committee, and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as directors. Directors are expected to bring specialized talents to the Board that can add value to the Board's deliberative process and advance the business goals and social consciousness of the Company. Directors are expected to be knowledgeable about profit-making enterprises and the elements necessary for such enterprises to be successful. The director nomination process is more fully described on page 11.

Attendance at Directors' and Stockholders' Meetings

         Directors are expected to attend all meetings of the Stockholders, the Board and the Committees on which they serve. Members of management regularly attend portions of Board and Committee Meetings. In 2003, 8 of 9 board members attended the annual meeting of stockholders.

Director Retirement

         It is Board policy that a director resign as a director upon resignation or retirement from his or her primary employment, unless the Nominating and Corporate Governance Committee and the Chairman of the Board request the individual to remain as a director. Each director, pursuant to the by-laws of the Company, must retire from the Board at the first annual meeting following his or her 72nd birthday.

Stock Ownership

         Each non-employee director by 2007 (or five years after election for a newly elected non-employee director) is expected to beneficially own an amount of the Company's common stock having a value equal to at least five times the then current annual retainer. To assist in this goal, the Company grants stock options and offers a stock purchase plan to non-employee directors (see pages 12 and 13 for details).

Leadership

         The Board retains the right to exercise its judgment to combine or separate the offices of the Chairman of the Board and the Chief Executive Officer. Currently, the Chairman of the Board is not the Chief Executive Officer.

CEO Performance Evaluation

         The independent directors of the Company annually review the Chief Executive Officer's performance. Each such director prepares a written evaluation of the Chief Executive Officer's performance which is submitted to the Chairman of the Compensation and Personnel Development Committee who compiles a report of the views of the independent directors. The independent directors then meet in an executive session to discuss the Chief Executive Officer's performance and to agree on the content of the appraisal which the members of the Compensation and Personnel Development Committee later review with the Chief Executive Officer.

Code of Conduct

         The Board of Directors, through the Nominating and Corporate Governance Committee, has established and oversees compliance with a Code of Conduct for Directors, Officers and Employees and a Code of Ethics for Senior Financial Officers meeting the requirements of the Securities and Exchange Commission ("SEC") and the NASDAQ stock market. These are posted on the Company's website at www.harleysvillegroup.com. The Company will provide a copy of either code to any person upon request and without charge. Requests should be addressed to the Nominating & Corporate Governance Committee, Harleysville Group, 355 Maple Avenue, Harleysville, PA 19438-2297, with the words "Request for Codes" placed on the lower left hand corner of the envelope. The Company intends to disclose waivers from, and amendments to, the Code of Conduct and the Code of Ethics on its website. In addition, in accordance with NASDAQ listing requirements, the company also intends to disclose on a Form 8-K any waivers from the Code of Conduct that are granted to directors and executive officers.

Board Effectiveness Assessment

         Annually, the Nominating and Corporate Governance Committee conducts an assessment of the Board's effectiveness and makes a report on that subject to the Board. That Committee also reviews and makes recommendations to modify the Company's Corporate Governance Practices. All standing committees also conduct self-assessments annually.

Director Compensation

         In order to attract and retain qualified board members, director compensation should be competitive with the compensation of directors at peer companies. Directors' fees are determined by the Nominating and Corporate Governance Committee after consultation with independent compensation consultants.

Board Agendas and Meetings

         A board calendar for the year is prepared in advance that lists items to be addressed. Additional items are added by the Chairman or CEO. Each director is free to suggest items for an agenda, and each director is free to raise subjects at any Board meeting that are not on the agenda for that meeting. The Board reviews and approves Harleysville Group's yearly operating plan and specific financial goals for each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings as well as at periodic meetings devoted solely to strategic issues.

Executive Sessions of Independent Directors

         The independent directors meet in executive session without the CEO or other employee-directors in attendance to review the performance of the CEO and to review recommendations of the Compensation and Personnel Development Committee concerning compensation for the employee directors. Executive sessions of the independent directors are always scheduled at each regular Board meeting and at most committee meetings. The current practice is to have the non-employee chairman of the board preside.

Access to Management and Independent Advisers

         The independent directors have access to management and, as necessary and appropriate, independent advisers.

Audit Committee

         The Audit Committee, which adopted a formal written charter in 1999, and revised it in 2000, 2003 and 2004, consists of three members, all of whom satisfy the definition of independent director established by both the NASDAQ Stock Market and state insurance regulatory requirements. All members are financially knowledgeable as required by the NASDAQ Stock Market. The Audit Committee currently is comprised of three individuals, Joseph E. McMenamin, W. Thacher Brown and Frank E. Reed, each of whom has been determined by the Board of Directors to be an "audit committee financial expert" as defined in Section 407 of the Sarbanes-Oxley Act and implementing regulations. The Committee reviews and assesses the adequacy of the formal written charter on an annual basis. The current Audit Committee Charter is appended to this Proxy Statement. The Committee annually pre-approves the annual audit engagement and pre-approves any non-audit services as necessary. The delegation by the Committee of pre-approval of additional audit services is as follows: The chair of the Committee or, if she or he is unavailable, any member of the Committee may pre-approve any additional audit services. In the event of such approval by the chair, the full Committee shall be so informed at its next meeting. With regard to non-audit services, the pre-approval requirement does not apply if: 1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the services are provided; 2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by its chair prior to the completion of the audit. The Committee has established procedures for the reporting of accounting and auditing matters pursuant to Section 301 of Sarbanes-Oxley.

Audit Committee Report

         Prior to release of the Company's financial statements for 2003, which are contained in the Company's Annual Report, the Audit Committee met and held discussions with management and KPMG, the independent auditor, regarding the fair and complete presentation of the Company's results. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee has discussed with KPMG the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also considered whether KPMG's provision of other non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

         The Committee discussed with the Company's internal and independent auditor the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and procedures, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

         Management is responsible for the Company's financial reporting process and for the preparation of its financial statements in accordance with generally accepted accounting principles. KPMG is responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. It is not the Committee's responsibility to conduct auditing or accounting reviews or procedures. Therefore, in approving the inclusion of the audited financial statements in the Annual Report on Form 10-K, the Committee has relied on management's representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of KPMG included in its report on the Company's financial statements.

Submitted by the Audit Committee:

         Joseph E. McMenamin, Chairman
         W. Thacher Brown
         Frank E. Reed


Audit Fees

         KPMG, the Company's independent auditor for 2002 and 2003, rendered the following services and billed the following fees for fiscal 2002 and 2003.

       ----------------------------------- -------------- ---------------
            Services                         2002 Fees       2003 Fees
       ----------------------------------- -------------- ---------------
       Audit                                  $230,500        $320,000
       ----------------------------------- -------------- ---------------
       Audit Related                          $ 10,000        $ 75,938
       ----------------------------------- -------------- ---------------
       Tax                                       0               0
       ----------------------------------- -------------- ---------------
       All Other                                 0               0
       ----------------------------------- -------------- ---------------


         Audit Services include audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities and review of documents filed with the SEC.

         Audit Related Services include audits of employee benefit plans, and internal control reviews, and activities associated with registration of securities with the SEC.

         The Audit Committee has determined that the rendering of "audit related" services is compatible with KPMG maintaining its independence.

         All (100%) of the above fees for 2003 were approved by the Audit Committee. Less than 50% of the total hours expended on the independent auditor's audit of the Company was attributable to persons other than the independent auditor's full-time permanent employees.

Board and Committee Meetings

         The Board met 11 times in 2003. A description of each standing Board Committee follows the table of members and meetings. In 2003, each director attended at least 75% of all board meetings and meetings of committees on which he or she served.


                                           BOARD COMMITTEE MEMBERS & MEETINGS AS OF DECEMBER 31, 2003
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
           Name              Audit     Compensation     Coordinating    Corporate      Executive     Investment    Nominating &
                                       & Personnel                      Strategy                                    Corporate
                                       Development                                                                  Governance
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Lowell R. Beck                                               X              X                                            X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Michael L. Browne                           X                               X              X*                            X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
W. Thacher Brown               X                             X*                                           X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Robert D. Buzzell                           X                               X                                            X*
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Mirian M. Graddick                          X                X                                            X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Joseph E. McMenamin            X*                                           X              X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Frank  E. Reed                 X                                                           X              X*
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Jerry S. Rosenbloom                         X*                              X              X
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------
Number of Meetings in 2003     7            4                1              1              2              5              5
--------------------------- -------- ----------------- --------------- ------------- -------------- -------------- --------------

* Denotes Chairperson of the Committee.

Mr. Browne resigned from the Nominating & Corporate Governance and Compensation & Personnel Development Committees upon his election as CEO. In addition, a CEO Search Committee, consisting of Ms. Graddick and Messrs. Rosenbloom, McMenamin and Reed, and one Harleysville Mutual only director, met five times in 2003 while an Ad Hoc Claims Committee, consisting of Messrs. McMenamin and Scranton and one Harleysville Mutual only director, met twice in 2003.

All standing committees have a charter which is posted on the Company's website, www.harleysvillegroup.com under the Investors section.


The Audit Committee:

         o is comprised exclusively of independent directors as defined in the NASDAQ listing standards;

         o    has a charter that satisfies the NASDAQ listing requirements;

         o appoints the independent auditor and pre-approves its audit plan and services;

         o oversees corporate accounting policies, reporting practices, and quality and integrity of the financial reports;

         o reviews the financial information that is provided to shareholders, potential shareholders, policyholders, regulatory authorities and others;

         o    reviews the internal audit function;

         o insures free and open communication among the directors, independent auditors, internal auditors and the Company's financial management;

         o establishes procedures for the receipt and investigation of complaints regarding accounting and auditing matters; and

         o performs other specific duties to accomplish the above as set forth in its charter.

The Compensation and Personnel Development Committee:

         o is comprised exclusively of independent directors as defined in the NASDAQ listing requirements;

         o    approves compensation for the CEO and other executive officers;

         o determines participants in, establishes awards under and approves payouts for the Senior Management Incentive Compensation Plan and the Long Term Incentive Plan;

         o grants awards of stock options, restricted stock and stock appreciation rights under the Equity Incentive Plan;

         o    monitors compliance with the officers' stock ownership guidelines;

         o    conducts the annual review of the CEO's performance;

         o oversees Harleysville Group's management development and succession program;

         o    reviews and determines compensation policies; and

         o    has the authority to retain and dismiss compensation consultants.

The Coordinating Committee:

         o is currently composed of the individuals who are solely Harleysville Group directors and the individuals who are solely Harleysville Mutual directors plus a non-voting chairperson who is on the board of both companies. No material inter-company transaction can occur until at least two of the Harleysville Group directors and at least two of the Harleysville Mutual directors on the Committee approve a transaction. The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual; and

         o reviews material transactions between Harleysville Group and Harleysville Mutual.

The Corporate Strategy Committee:

         o participates with management in development of the Company's strategy;

         o    monitors implementation of the Company's strategy; and

         o provides advice and counsel to management on mergers and acquisitions, capital management and financial risk tolerance.


The Executive Committee:

         o meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors, except where limited by law.

         o may not exercise powers given to other Committees unless time is of the essence.


The Investment Committee:

         o    establishes overall investment policies and guidelines;

         o    reviews and ratifies investments made by the Company; and

         o    serves as the ex officio trustee of the Company's Pension Plans.


The Nominating and Corporate Governance Committee:

         o is comprised exclusively of independent directors as defined in the NASDAQ listing requirements;

         o    recommends director fees for approval by the Board;

         o has formal written procedures addressing the director nominations process;

         o considers and recommends nominees for election as a director to the Board;

         o considers recommendations for nominees for election as a director from stockholders who submit such recommendations in writing as described below;

         o assesses the effectiveness of the Board and corporate governance practices;

         o    recommends new corporate governance practices to the Board; and

         o oversees establishment and compliance with the Code of Conduct for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers.

Director Nomination Procedures
         The specific process for evaluating new directors, including stockholder recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company. The Nominating & Corporate Governance Committee will determine the desired profile of a new director, the competencies of whom will likely include experience in one or more of the following: property/casualty insurance operations; information technology; human resources, investments, law, finance, actuarial science or accounting; governmental affairs and public policy; and strategic planning and merger and acquisitions. Candidates will be evaluated in light of the target criteria chosen. If a name is submitted by a stockholder the submission should include the name, address and phone number of the person with proof that the sender is indeed a stockholder, if not a record holder, along with (1) a description of the skills, expertise, and experience of such individual and (2) a discussion why such individual would be a good board member for the Company. The submission should also contain an affirmation that such person, to the submitting stockholder's knowledge, is willing to serve and capable of serving, and that such individual would qualify as an independent director under NASDAQ listing requirements. Any communication to this end should be addressed to: Chairman of the Nominating & Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297. The words "Director Nomination" should be placed on the lower left hand corner of the envelope.

         The Committee may, at its discretion, retain a search firm to assist in locating and/or evaluating attractive candidates.

         Upon receipt of names and information on or from proposed candidates, the Committee shall review the proposed candidates and choose for further review the candidate(s) who best meets the target profile. Such further review may consist of requests for additional information, including references, telephone contact, in-person interviews, etc. Interviews may be conducted by any member of the Committee, the Chairman of the Board, the CEO and any other person or persons requested and authorized by the Committee. Reports on the interviews shall be made to all members of the Committee.

         Once the Committee members are in agreement on a candidate to recommend, the Committee will notify the remainder of the directors. If requested by the other directors, the directors will be given the opportunity to meet and conduct discussions with the candidate prior to the Board voting on the nomination.


Security Holder Communication Process

         Stockholders can communicate with Board members by sending letters to them, either via the mail or express delivery service. Letters may be addressed to the individual members or to a specific Committee Chair at 355 Maple Ave., Harleysville, PA 19438. The actual letter should be enclosed within an envelope. Attached to that envelope should be a cover page setting forth the amount of stock owned by the sender and whether the sender owns the shares directly or in a nominee (or street) name. If the latter, a recent statement from the broker or custodian setting forth the amount of securities owned should accompany the letter. The envelope containing the letter and the cover page on stock ownership should be placed in an outer envelope which should be mailed to the Company with the legend "Security Holder Communication" in the lower left-hand corner. Company personnel will open the outer envelope and determine if the sender is a security holder. If so, the inner envelope will be forwarded to the Director so designated. If a letter is addressed to the "Audit Committee Chair c/o Thomas A. Klaus", it is presumed to be a complaint to the Audit Committee and will be handled as set forth in the Company's "Audit Committee Complaints Procedures".

Compensation of Directors

         Employee directors receive no additional compensation for serving on the Board or a Committee.

         Non-employee directors receive the following fees:

------------------------------------------------------- ----------------- ----------------

                      Type of Compensation              As of April 2003  As of April 2004

------------------------------------------------------- ----------------- ----------------
Annual Retainer                                             $25,000           $ 25,000
------------------------------------------------------- ----------------- ----------------
Additional Monthly Retainer for Non-employee Chairman         N/A              $ 8,333
------------------------------------------------------- ----------------- ----------------
Board Attendance Fee per Meeting                            $ 1,500            $ 1,500
------------------------------------------------------- ----------------- ----------------
Committee Attendance Fee per Meeting                        $ 1,000            $ 1,000
------------------------------------------------------- ----------------- ----------------
Annual Retainer for Committee Chair                      $ 6,000/9,000      $ 6,000/9,000
------------------------------------------------------- ----------------- ----------------

Michael L. Browne also received $8,333 per month for his services as independent non-employee chairman when he held that position from October 1, 2003 through February 5, 2004. The Chair of the Audit Committee and Chair of the Compensation & Personnel Development Committee receive an annual retainer of $9,000; the chairs of the other committees receive an annual retainer of $6,000. Non-employee directors are reimbursed for out-of-pocket expenses. A non-employee director who serves on both the Harleysville Group and Harleysville Mutual boards receives only one retainer and, if the boards or the same Committees of Harleysville Group and Harleysville Mutual meet on the same day, the non-employee director receives only one attendance fee. In either situation, the retainer or attendance fee is allocated equally to Harleysville Group and Harleysville Mutual. During 2002 affiliates of Harleysville Group retained the law firm of Reed Smith, LLP, of which director Michael L. Browne was a partner, to perform limited services in the intellectual property area. The services of Reed Smith were terminated in 2002, although some fees, substantially less than $60,000 in total, were paid in 2003 as part of the transfer of the assignment to another law firm.

Stock Acquisition Programs

Directors' Stock Option Programs

         In 1994, Harleysville Group adopted the 1995 Directors' Stock Option Program (the "1995 Program"), which provided for the issuance of options on an aggregate of 130,000 shares of common stock, subject to adjustment for stock splits or other changes. The 1995 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 27, 1994. The 1995 Program superseded the 1990 Program which has terminated. Under the 1995 Program, on May 24, 1995, each non-employee director of Harleysville Group and Harleysville Mutual received a one-time grant of 10,000 non-qualified stock options, less the amount of unvested options, if any, under the 1990 Program at the then fair market value and option price of $12.50. Thereafter, each newly elected non-employee director and each employee director who became a non-employee director of Harleysville Group or Harleysville Mutual received a one-time grant of 10,000 non-qualified stock options at the first May Board meeting following his or her election or becoming a non-employee director. Options on 122,440 shares have been granted under the 1995 program of which 48,740 remain unexercised. No additional options will be granted under this program. 20% of the options granted vested on the day of grant with the balance vesting at the rate of 20% per year of active Board service. No options were exercisable until six months after the date of grant. The term of each option is ten years. The 1995 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group.

         The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1995 Program, the number of shares of stock subject to such options under the 1995 Program, or the purchase price thereunder. The 1995 Program does not provide for stock appreciation rights.

         In 1999, Harleysville Group adopted the Year 2000 Directors' Stock Option Program (the "Y2000 Program") which provides for the issuance of options on an aggregate of 123,500 shares of common stock, subject to adjustment for stock splits or other changes. The Y2000 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 28, 1999. Except for options already granted under the 1995 Program, the Y2000 Program superseded the 1995 Program. Under the Y2000 Program, at each May Board meeting from 2000 through 2004, each non-employee director of Harleysville Group and Harleysville Mutual will receive a grant of 2,500 non-qualified stock options, less the amount of options each may have, if any, under the 1995 Program that vest in that year, at the then current fair market value. In May 2003, 25,500 options were granted at an exercise price of $23.21 per share. A maximum of 37,500 options remain available to be awarded. The options vest immediately, although no option is exercisable until six months after the date of grant. The term of each option is ten years. The Y2000 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors subject to such options under the Y2000 Program, the option price thereunder or the number of shares granted to a director each May. The Y2000 Program does not provide for stock appreciation rights.

Directors' Equity Award Program

         Each Harleysville Group Board member who was a Board member on April 25, 1996 and remained an active Board member on August 28, 1996 received a grant of 5,646 shares of Harleysville Group common stock restricted against transfer and subject to forfeiture until the first to occur of his or her retirement from the Board after attaining age 72, death or disability. A total of 45,168 shares were awarded to eight directors. Each director-holder possesses the right to vote the shares and receive dividends thereon. Directors' current holdings of restricted stock are set forth on the chart on page 18.

Directors' Stock Purchase Plan

         In 1996, Harleysville Group adopted the Directors' Stock Purchase Plan. This plan was approved by the stockholders at the Annual Meeting of Stockholders held on April 24, 1996. This plan permits non-employee directors of Harleysville Group and Harleysville Mutual to purchase Company common stock at the lower of 85% of the fair market value of the shares at the start or end of a six-month subscription period, which runs from July 15 to January 14, and January 15 to July 14. The Plan provides for up to 20 subscription periods. Directors are permitted to contribute, through withholding from fees or a lump sum payment, up to $20,000 per subscription period with the number of shares, including fractional shares, purchased being equal to the dollar amount contributed, divided by the purchase price. Two hundred thousand shares of Harleysville Group common stock have been reserved for this program. During the 15 subscription periods since its inception, a total of 91,131 shares have been purchased by directors.

                               SHAREHOLDER ACTIONS

Item 1.  Election of Directors

         Harleysville Group's Board of Directors currently consists of 8 directors. Each director is elected for a three-year term, except that if a nominee will attain the age of 72 within the next two years following such nominee's election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee's reaching age 72. The Board of Directors is divided into three classes. The current three-year terms of Class A, B and C directors expire in the years 2004, 2006 and 2005, respectively.

         Two Class A directors are to be elected at the 2004 Annual Meeting. Mr. McMenamin, who will attain age 72 after the 2004 but prior to the 2005 Annual Meeting, is nominated for a one-year term. Mr. Beck is nominated for a three-year term. The number of Class A directors to be elected is two because Robert Buzzell, who was a Class A director, retired from the Board in February 2004 for health reasons. The nominees are:

   ---------------------- ------- ------- -------------- -----------------
                                                          Year Term will
                Name       Class    Age   Director Since Expire if Elected
   ---------------------- ------- ------- -------------- -----------------
   Lowell R. Beck            A       69        1996            2007
   ---------------------- ------- ------- -------------- -----------------
   Joseph E. McMenamin       A       71        1999            2005
   ---------------------- ------- ------- -------------- -----------------


Your Board of Directors recommends a vote "FOR" the Nominated Directors.

         If a nominee is unavailable for election, stockholders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

         Directors continuing in office are:
   ---------------------- ------- ------- -------------- -----------
                                                         Year Term
                Name       Class    Age   Director Since Will Expire
   ---------------------- ------- ------- -------------- -----------
   Michael L. Browne         B        57       1986          2006
   ---------------------- ------- ------- -------------- -----------
   Frank E. Reed             B        69       1986          2006
   ---------------------- ------- ------- -------------- -----------
   Jerry S. Rosenbloom       B        64       1999          2006
   ---------------------- ------- ------- -------------- -----------
   Mirian M. Graddick        C        49       2000          2005
   ---------------------- ------- ------- -------------- -----------
   W. Thacher Brown          C        56       2002          2005
   ---------------------- ------- ------- -------------- -----------
   William W. Scranton       C        57       2004          2005
   ---------------------- ------- ------- -------------- -----------


Biographies of Director Nominees and Directors Continuing in Office

         Mr. Beck was elected a director of Harleysville Group in 1996. From 1982 until his retirement in 1996, Mr. Beck was President and Chief Executive Officer of the National Association of Independent Insurers, an insurance industry trade group headquartered in Des Plaines, Illinois. Prior to 1982, he served in various executive capacities with the American Bar Association in Chicago, Illinois. He has served as of counsel to the law firm of Stone and Moore, Chicago, Illinois and as adjunct professor of political science at the University of Tennessee at Chattanooga.

         Mr. McMenamin became a director of Harleysville Group and Harleysville Mutual in 1999. Mr. McMenamin was President and Chief Operating Officer of the Keystone Insurance Companies, Philadelphia, Pennsylvania from 1983 until he retired in 1996. Prior to that he had been controller of Keystone for four years and CFO & Treasurer of Keystone for four years. He served as a Board member of the Keystone Insurance Companies until December 1998 after which he joined the Harleysville boards.

         Mr. Browne was elected a director of Harleysville Group in 1986 and non-employee chairman of the board in 2003. In 2003, he was also elected a director and chairman of the board of Harleysville Mutual. He was elected CEO of Harleysville Group and President & CEO of Harleysville Mutual on February 5, 2004 at which time he ceased being the chairman of the boards of both Companies. From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania. In 1983, Mr. Browne joined the law firm of Reed Smith, LLP, in Philadelphia, Pennsylvania, as a partner. He was a managing partner of its Delaware Valley regional office from January 1993 until January 2001 when he became head of ReedSmith's international insurance practice.

         Mr. Reed was elected a director of Harleysville Group in 1986 and has been a director of Harleysville Mutual since 1985. From 1984 to March 1990, Mr. Reed served as President and Chief Operating Officer of First Pennsylvania Corporation and First Pennsylvania Bank, Philadelphia, Pennsylvania. Beginning in March 1990, as a result of a merger between First Pennsylvania Corporation and CoreStates Financial Corp., Mr. Reed became President and Chief Executive Officer of CoreStates Philadelphia National Bank. Mr. Reed retired from that position in March 1995. Mr. Reed was Chairman of the Board and a director of 360(degree) Communications Company until its merger in July 1998 with Alltel Corporation, of which he is now a director and for which he serves as chairman of its audit committee and a member of its pension trust committees.

         Dr. Rosenbloom, who has been a director of Harleysville Mutual since 1995, became a director of Harleysville Group in 1999. Dr. Rosenbloom is the Frederick H. Ecker Professor Emeritus of Insurance and Risk Management at the Wharton School of the University of Pennsylvania, a position he has held since 1978. He also served as Chairman of the Department of Insurance and Risk Management at Wharton from 1989 until 1994. Dr. Rosenbloom is a director of Annuity and Life Re (Holdings) Ltd., a trustee of MBIA Municipal Bond Fund (a mutual fund), and a trustee of Century Shares Trust (a mutual fund).

         Ms. Graddick was elected a director of Harleysville Group in February 2000. She is Executive Vice President for human resources of the AT&T Corp., Bedminster, New Jersey, a position she assumed in March 1999. Previously, she had been Vice President at AT&T with various human resource responsibilities since 1994. Prior to that, she held various executive positions with AT&T, where she commenced working in 1981.

         W. Thacher Brown was elected a director of Harleysville Group in December 2002. He was elected a director of Harleysville Mutual in 1994. Mr. Brown has been President of 1838 Investment Advisers, LLC in King of Prussia, Pennsylvania since 1988. He is President of MBIA Asset Management, LLC and a director of MBIA Insurance Company Inc. He is also a director of Airgas, Inc.

         Mr. Scranton became a director and Chairman of the Board of Harleysville Group on February 5, 2004. He was elected a director of Harleysville Mutual in May 1999, and was named Chairman of the Board of Harleysville Mutual on February 5, 2004. Mr. Scranton was lieutenant governor of Pennsylvania from 1980-1988 and is currently manager of the Scranton Family Office in Scranton, PA.

Executive Officers

         The executive officers of the Company as of December 31, 2003 were:

------------------------- -------- --------------------------------------------
       Name                  Age                       Title
------------------------- -------- --------------------------------------------
M. Lee Patkus                 52   President & Chief Operating Officer
------------------------- -------- --------------------------------------------
Mark R. Cummins               47   Executive Vice President, Chief Investment
                                   Officer & Treasurer
------------------------- -------- --------------------------------------------
Catherine B. Strauss          56   Executive Vice President, Human Resources &
                                   Public Affairs
------------------------- -------- --------------------------------------------
Keith A. Fry                  48   Senior Vice President, Field Operations
------------------------- -------- --------------------------------------------
Bruce J. Magee                49   Senior Vice President & Chief Financial
                                   Officer
------------------------- -------- --------------------------------------------
E. Wayne Ratz                 58   Senior Vice President & Chief Information
                                   Officer
------------------------- -------- --------------------------------------------
Roger A. Brown                55   Senior Vice President, Secretary, General
                                   Counsel & Corporate Governance Officer
------------------------- -------- --------------------------------------------
Robert G. Whitlock            47   Senior Vice President & Chief Actuary
------------------------- -------- --------------------------------------------
Roger J. Beekley              61   Vice President & Controller
------------------------- -------- --------------------------------------------


           M. Lee Patkus has been President & Chief Operating Officer ("COO") of the Company and COO of Harleysville Mutual since August 2002. He joined Harleysville in November 1999 as Executive Vice President in charge of the field and subsidiary operations of Harleysville Group and Harleysville Mutual. From 1994 to 1999 he worked for St. Paul Insurance Companies and its predecessor, USF&G, and was in charge of various regional operations, the most recent being Regional President of the Southeast Commercial Region.

                  Mark R. Cummins is Executive Vice President, Chief Investment Officer and Treasurer of Harleysville Group and Harleysville Mutual and has been in charge of the investment and treasury function since 1992.

         Keith A. Fry was named Senior Vice President for Harleysville Group and Harleysville Mutual in charge of field and subsidiary operations in August 2002. Before that, he was President & COO of Harleysville Lake States Insurance Company, a subsidiary of the Company, a position he assumed in 1997.

         Catherine B. Strauss has been Executive Vice President for Human Resources and Public Affairs for Harleysville Group and Harleysville Mutual since August 2002. Before that, commencing in 1998, she was Senior Vice President and had been a vice president in charge of human resources since 1996.

         Bruce J. Magee has been Senior Vice President & Chief Financial Officer of Harleysville Group and Harleysville Mutual since January 1994. From 1986 to 1993 he was Vice President and Controller of Harleysville Group Inc.

         E. Wayne Ratz is Senior Vice President and Chief Information Officer of Harleysville Group and Harleysville Mutual, a position he has held since February 1997.

         Roger A. Brown has been Senior Vice President, Secretary and General Counsel for Harleysville Group and Harleysville Mutual since 1995. He was Assistant General Counsel from 1986 until assuming his present position. He was named Corporate Governance Officer in 2001.

         Robert G. Whitlock, Jr. is Senior Vice President and Chief Actuary of Harleysville Group and Harleysville Mutual. He was Vice President and Actuary before assuming his present position in February 1995 and was in charge of various actuarial functions from 1991 to 1995.

         Roger J. Beekley has been Vice President and Controller of Harleysville Group since January 1994 and is Vice President and Controller of Harleysville Mutual, a position he has held since 1982.




                            OWNERSHIP OF COMMON STOCK

Table I - 5% Stockholders

Those persons owning more than 5% of Harleysville Group stock as of December 31, 2003, are set forth below. On that date there were 29,900,623 shares of Harleysville Group stock held by stockholders.

--------------------------- ------------------------ ---------------------- --------------- --------
                                                          Dispositive
                               Voting Authority            Authority        Total Amount of
                            ------------- ---------- ------------- --------   Beneficial    Percent
      Name and Address         Sole         Shared      Sole        Shared    Ownership     of Class
--------------------------- ------------- ---------- ------------- -------- --------------- --------
     Harleysville Mutual
      Insurance Company     17,002,445               17,002,445               17,002,445      56.9
   Harleysville, PA 19438
--------------------------- ------------- ---------- ------------- -------- --------------- --------
      Dimensional Fund       1,559,617                1,559,617                1,559,617       5.2
       Advisors, Inc.
   Santa Monica, CA 90401
--------------------------- ------------- ---------- ------------- -------- --------------- --------

Table II - Beneficial Ownership of Directors and Executive Officers

This table shows Harleysville Group stock holdings of Directors, Nominees, Named Executive Officers (who are the CEO and the next four most highly compensated executive officers employed as of December 31 or required to be included pursuant to SEC rules), based on salary and bonus attributable to 2003 and all directors and executive officers as a group as of March 1, 2004. Please see the table on page 16 for titles of the Named Executive Officers. The "aggregate number of shares beneficially owned" listed in the second column includes the numbers listed in the third and fourth columns. For a description of the restricted shares owned by Directors, please see the Directors' Equity Award Program description on page 13. For a description of the restricted shares owned by Named Executive Officers, see page 26. On March 1, 2004, there were 29,994,013 shares of Harleysville Group stock held by stockholders.

----------------------------------------- ----------------- --------------- ------------------ -----------------
                                             Aggregate         Right to                           Percent of
                                               Number          Acquire                              Shares
                                              of Shares      w/in 60 days   Number of Shares    (less than 1%
                                            Beneficially      (number of      of Restricted         unless
                  Name                         Owned           shares)         Stock Owned        indicated)
------------------------------------------ ----------------- --------------- ------------------ -----------------
Walter R. Bateman                             430,171           197,240                0                1.4%
----------------------------------------- ----------------- --------------- ------------------ -----------------
Lowell R. Beck                                 21,137            16,000                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
W. Thacher Brown                               49,282            20,000            5,646
----------------------------------------- ----------------- --------------- ------------------ -----------------
Michael L. Browne                              21,970            10,000            5,646
----------------------------------------- ----------------- --------------- ------------------ -----------------
Mirian M. Graddick                             16,894            10,000                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
Joseph E. McMenamin                            17,048            12,000                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
Frank E. Reed                                  40,084            20,000            5,646
----------------------------------------- ----------------- --------------- ------------------ -----------------
Jerry S. Rosenbloom                            36,676             8,000            5,646
----------------------------------------- ----------------- --------------- ------------------ -----------------
William W. Scranton, III                       11,852            10,000                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
M. Lee Patkus                                  96,381            45,260           13,938
----------------------------------------- ----------------- --------------- ------------------ -----------------
Douglas A. Gaudet                              11,034                 0                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
Mark R. Cummins                               110,886            90,874                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
Keith A. Fry                                   72,934            59,829                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
Bruce J. Magee                                108,103            85,210                0
----------------------------------------- ----------------- --------------- ------------------ -----------------
All directors & executive officers as a     1,394,055           850,262           36,522               4.6%
group (20)
----------------------------------------- ----------------- --------------- ------------------ -----------------

           REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE


Compensation Philosophy

         The Compensation and Personnel Development Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code and as defined by NASDAQ, oversees a management compensation program designed to further the attainment of the Company's strategic goals of growth and profitability and thus enhance shareholder value. In order to achieve these strategic goals, the Company has identified four principles to guide its compensation program. The program is designed to:

o        Attract, retain and motivate talented executives;
o        Reward competencies and behaviors critical to the Company's success;
o Offer total compensation levels that are consistent with the performance of the executive measured against other executives both within the Company and within the industry; and
o Focus executives on performance goals and measures that are the key to the Company's success by providing variable compensation programs linked to creation of shareholder value.

Compensation Methodology

         The Harleysville Group compensation program is designed to enable Harleysville Group to fairly compete for talented and experienced staff with companies of similar size whether publicly or privately held. Data from many different insurance and other companies are employed to determine proper competitive compensation levels for an organization the size of Harleysville. As a result, the group from which data are gathered and used is not the same as the peer group represented on the Stock Performance Charts which includes all NASDAQ Stock Market traded property/casualty companies regardless of size, or other characteristics, although data from many of the same companies may be employed.

         Total compensation is comprised of fixed compensation (annual base salary), variable compensation (annual and long term incentive plans) and stock options. The total compensation target is the 50th percentile of the market and is designed to enable the organization to attract and retain high-performing executives and to reward above average performance, while a flexible mix between base salary and variable compensation permits higher potential of pay for those positions where performance results are highly measurable and where the value of those results to the Company is clear and significant. In exceptional cases, for the purpose of attraction, retention or incenting of specific employees, stock appreciation rights or restricted stock are awarded as well. An independent compensation consultant provides data to the Compensation Committee regarding market rates for compensation and compensation plan structures. The data is derived from analysis of publicly available information and proprietary survey sources.

         The specific components of the compensation program and how they function are described below:

o        Base Salary

                  Consistent with the compensation philosophy, annual base salary is designed to be competitive within the industry. Each position in the Company is placed in an appropriate paygrade the midpoint of which is set at the median pay for that position when compared to the industry on a size adjusted basis. A salary range based on the midpoint is developed for that paygrade. Until the fall of 2003, an individual Named Executive Officer's salary within his or her paygrade was determined each fall for the following year. Now, salaries for all officers are determined after the close of the year for the 12 month period commencing April 1 and are based on a combination of individual performance and Company performance, the weightings of which may change from year to year. To evaluate Company performance, the Compensation Committee compares the Company's overall corporate performance against the insurance industry with respect to return on equity, combined ratio and premium growth. The term "combined ratio" is a standard term of measurement in the property/casualty insurance industry which means the ratio produced by adding (1) the ratio of losses, loss adjustment expenses, and policyholder dividends to net earned premiums and (2) the ratio of underwriting expenses to net written premium. The resulting fraction then is expressed as a percentage.

o        Annual Incentive Compensation

                  The Company each year adopts targets under its Senior Management Incentive Compensation Plan in order to direct executive officer attention to the attainment of significant annual corporate goals. For the 2003 Plan, the goals included: a combined ratio goal for the entire Harleysville organization's property/casualty operations; a return on equity goal; a premium growth goal; and operational effectiveness and improvement goals. The weightings for each factor were: combined ratio, 40%; return on equity, 30%; premium growth, 10%; and operational effectiveness and improvement, 20%. The Plan is designed to pay a target award at a level of 15% to 40% of annual salary depending on officer position and title when the target goals are achieved. Payouts may be over 100% of target and up to 200% of the target award if actual performance exceeds the target. Conversely, payouts may be less than 100% and as low as zero if actual performance does not attain the target. Consistent with the Compensation Committee's philosophy, the size of the award range is determined for the Chief Executive Officer specifically and executive officers generally based on an analysis of the appropriate competitive total compensation package that is typically available for executive officers of a property/casualty insurance company of similar size. For 2003, the threshold for a payout under the Plan was a return on equity of the Company equal to or exceeding 8%. The payouts for 2001 and 2002 reflect that all the target goals were not fully attained in those years, and for 2003, that the threshold for payment was not attained. The Company adopts distinct goals for the Chief Investment Officer that provide incentives for investment performance in addition to corporate performance goals. The 2003 goals and the weightings for each were 25% for combined ratio; 30% for return on equity; 25% for equity investment performance; and 20% for fixed income investment performance.

o        Long Term Incentive Compensation

                  Since 1988, the Company has maintained a Long Term Incentive Plan designed to reward those senior executive officers of Harleysville Group involved in establishing the Company's strategy. From the Plan's inception and up to and including the Plan period beginning in 1999, the Plan rewarded the attainment of long term return on equity goals. Target goals were set each year for the next four-year period. Awards were designed to provide payments at the end of each successive four-year performance period in an amount that is a percentage of each participant's salary at January 1st of the first year of each period, with the amount of payment dependent upon a combination of Harleysville Group's annual rate of return on equity ("ROE") and direct written premium growth over the four-year period. Potential target awards for each year were designed to range from 15% to 45% of a participant's salary depending upon officer level. A target amount was payable if Harleysville Group's average ROE exceeded certain levels of targeted ROE. There was a maximum payment of 150% of target award if Harleysville Group's ROE exceeded certain higher levels of targeted ROE. If ROE fell between the target level and the maximum level, then the amount of the award was prorated accordingly. Once an ROE of 8% was achieved, an additional incentive award based on direct written premium growth took effect. If less than the targeted level of ROE was reached, a reduced percentage of the target award was granted. In the event that ROE fell below a stated level, a negative percentage of the target award was assessed, and previously credited awards were proportionately reduced. Under the terms of this Long Term Incentive Plan, the Compensation Committee retained discretion, subject to Plan limits, to modify the terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes. Awards, if earned, were paid in cash at the end of the four-year performance period. Cash payments to the Named Executive Officers made under awards for the plans for four-year periods 1998-2001 and 1999-2002 are reflected in the Summary Compensation Table on page 25 under the years 2001 and 2002 respectively, although paid in the following year. The size of the award opportunity was determined for the Chief Executive Officer specifically and executive officers generally based on the same factors referenced under Annual Incentive Compensation above.

                  Commencing in 2000, including the last three years of the 1999-2002 plan, the Plan was changed, with stockholder approval, in order to help achieve the desired total compensation target. The Plan became a three-year plan and the award, which has both a cash and stock component that can vary by participant, is based on relative total shareholder return ("TSR"), the components of which include both change in stock price and imputed dividend reinvestment, compared to a universe of at least 50 property/casualty stocks. The target award, which ranges from 30% to 200% of base salary at the beginning of the period, is payable if the TSR is at the 50th percentile. Target cash and target shares are established as of January 1 of the first year of each three-year period based on a participant's base salary and the value of a share of stock. A maximum award of 150% of target is paid if the TSR is at the 80th percentile or higher while a minimum award of 50% of target is paid if the TSR is at the 35th percentile. No award is paid if the TSR is below the 35th percentile. TSR falling between the 35th and 50th percentiles and between the 50th and 80th percentiles will be interpolated to determine the size of the award. The first payouts under this structure were in 2003 for TSR between January 1, 2000 and December 31, 2002 for both the 1999-2002 plan and the 2000-2002 plan. The figures in the Summary Compensation table reflect payments under both those plans. They reflect that TSR at 100.2% for both the last three years of the 1999-2002 plan and the 2000-2002 plan was above the 80th percentile thus paying out at 150% of target, the maximum amount. The figures in part reflect the appreciated value of a share of stock from $14.25 per share on December 31, 1999 to $26.43 on December 31, 2002. There was no payout for the 2001-2003 plan period as the TSR was less than the 35th percentile.

                  See the chart on page 28 for further information on awards under this Plan for 2003-2005.

o        Stock Options

                 Pursuant to the terms of the Equity Incentive Plan, each year the Compensation Committee grants stock options to officers and key employees of Harleysville Group. Because stock option grants are a component of a compensation target, these awards do not take into account options already held by the officer. A target award of stock options for each paygrade is established after taking into account the other components of compensation to achieve the total compensation target established by the Compensation Committee for the paygrade level of the executive position. The Compensation Committee generally uses the Black-Scholes option value method to determine the value of the stock option grant component of compensation and awards the number of stock options whose total value equals the target amount. In 2003, normal target grants to all but one Named Executive Officer were reduced to 50% of the target level in 2002 in consequence of the Company's first quarter results. Based upon the recommendation of the CEO, in light of the officer's performance, an officer may receive an award greater or lesser than target, including none at all. For 2003, executive officers above a certain level, including the CEO and other Named Executive Officers, must, within five years, beneficially own Harleysville Group stock equal to a specific multiple of base salary in order to receive stock options at a level necessary to keep total compensation at the target level. For the CEO the multiple is five, for the president and chief operating officer and executive vice presidents the multiple is three, and for senior vice presidents the multiple is two times base salary. The stock option grants to the Named Executive Officers in 2003 are set out on the Summary Compensation Table on page 25 and the Option Grant Table on page 27. All stock options granted under the Equity Incentive Plan in 2003, as well as in 2002 and 2001, have been non-qualified options receiving no special tax benefit, have an exercise price equal to the fair market value of a share of common stock on the date of grant, have a term of 10 years and vest at the rate of 50% each on the first and second anniversary dates of award, except that options become immediately exercisable upon an optionee's retirement, death or disability. Retired optionees, age 61 and younger, may exercise the options within one year of retirement, and retired optionees, age 62 and older, may exercise the options granted prior to May 1997 within two years after retirement and may exercise the options granted May 1997 and after within five years after retirement, if the options do not otherwise expire. However, if a retiree over 55 has a combination of age and service at retirement that exceeds the number 72, then that retiree has five years in which to exercise the options after retirement if the options do not otherwise expire. The exercise price may be paid by delivery of already owned shares. In the event of a merger, consolidation or other change in control of Harleysville Group options are exercisable immediately. The Company has never re-priced stock options and has no current intention to do so.

Chief Executive Officer Compensation

         Mr. Bateman's compensation for 2003, as set forth in the Summary Compensation Table on page 25, was based on the factors set forth above. His total compensation, composed of base salary, annual incentive compensation, long term compensation and stock option grants, reflects both a target compensation package commensurate with similar officers within the insurance industry peer group as well as an evaluation of his personal and company performance on both a qualitative and quantitative basis.

         Mr. Bateman's base salary paid in 2003 was determined in October 2002 based upon a review of Mr. Bateman's performance and the Company's results for the preceding 12 months. As of October 2002, fundamental key performance measures continued to improve. Operating income per share had increased 24% for the nine months as of September 30, 2002 although net income per share decreased slightly as a result of mandatory write-downs of impaired investment securities. The combined ratio had decreased from 104.1% to 101.9% year-to-date. The trailing 12 month ROE was 7.9% reflecting the impact of improved investment returns. Book value increased to $20.83 from $19.93 a year earlier and total stockholders equity had increased from $590.3 million to $622.6 million. Premium volume, net written and earned, had increased 6.1% and 4.7%, respectively, as of September 30, 2002 compared to September 30, 2001. In view of the excellent results at the time, the Compensation Committee awarded Mr. Bateman a 6.0% increase for 2003.

         Mr. Bateman's annual incentive compensation payout of $0 for 2003 was based on the Company not achieving the threshold ROE of 8%. Likewise, the long term incentive payout of $0 reflects that the TSR for the 2001-2003 plan period was not above 35% of the peer group. Finally, the award of stock options in May 2003 was based on the appropriate formula with 50% reduction applied to Mr. Bateman's salary paygrade.

         In 2003, in connection with Mr. Bateman's retirement, the independent directors of the Company determined that a retirement supplement should be paid to Mr. Bateman as set forth in the Summary Compensation Table and following narrative.

         In February 2004, when Michael L. Browne was named CEO, the independent directors agreed that he should receive the following competitive compensation arrangement: base compensation of $576,000; inclusion in the long-term and annual incentive plans at the standard level for the Company's CEO as described in this proxy statement; and stock options at the standard level for the Company's CEO, or 37,648. In addition, the Company will place an additional $25,000 per year for four years in a non-qualified deferral plan for directors for which he had enrolled prior to his selection as CEO.

Internal Revenue Code Impact

         Internal Revenue Code Section 162(m) imposes conditions on the full deductibility of compensation in excess of $1 million. The Compensation Committee has reviewed, and continues to review, the potential consequences to the Company of this section. This section had no impact on the Company in 2003, and it is not expected to have any impact on the Company in 2004 inasmuch as the compensation levels other than from stock option exercises or the Long Term Incentive Plan are below the $1 million figure, and any income from stock option exercises and the Long Term Incentive Plan is fully deductible under the current requirements of Section 162(m).

Compensation Committee Interlocks

         No member of the Compensation Committee is an employee of an entity on whose board an executive officer of the Company sits.

Submitted by the Compensation & Personnel Development Committee

         Jerry S. Rosenbloom, Chairman
         Robert D. Buzzell
         Mirian M. Graddick

                             STOCK PERFORMANCE CHART

         The following graph shows changes over the past five-year period (all full calendar-year periods) in the value of $100 invested in (1) Harleysville Group common stock; (2) the NASDAQ Stock Market index; and (3) the Peer Group index. All values are as of the last trading day of each year.


            Comparison of 5-Year Cumulative Total Stockholder Return

                400     ------------------------------------------------------
                       |                                                      |
                       |                                                      |
                       |                                                      |
        D       300    | -----------------------------------------------------|
        O              |                                                      |
        L              |                                                      |
        L              |                                                      |
        A       200    | -----------------------------------------------------|
        R              |              #                                       |
        S              |                                           *         @|
                       |                       *#        *         @          |
                100    | --*#@------------------------------------------------|
                       |              @        @        @                   *#|
                       |              *                 #                     |
                       |                                           #          |
                  0     ------------------------------------------------------

                           1998     1999     2000     2001       2002      2003
* Harleysville Group        100     56.8    120.3    100.6      114.1      88.4
# NASDAQ                    100    185.4    111.8     88.6       61.4      91.8
@ Peer                      100     75.3     97.4     99.9      102.7     127.0

                                     YEARS


         The year-end values of each investment shown in the preceding graph are based on share price appreciation plus dividends, with the dividends reinvested as of the day such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

         The graph was prepared by the Center for Research in Security Prices ("CRSP"). The NASDAQ Stock Market index includes all U.S. Companies in the NASDAQ Stock Market and the Peer Group index includes 54 NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339: U.S. and foreign, fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637; (773) 702-7467. CRSP reweights the indices daily, using the market capitalization on the previous trading day.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         This table indicates, for the last three fiscal years, cash and other compensation paid to the Named Executive Officers, including Mr. Bateman, who ceased being CEO on September 30, 2003, and Mr. Gaudet who ceased employment in November 2003, both of whom are required to be included under applicable SEC rules. Mr. Fry was not an executive officer in 2001.


-------------------------- ------- ------------------------------- ---------------------------------------------- ----------------
                                               Annual                                Long-Term                        All Other
                                            Compensation                           Compensation                      Compensation
                                                                              Awards                  Payouts
                                   ------------------------------- ------------------------------- -------------- ----------------
   Name and Principal                                                               Securities
        Position            Year                                                    Underlying       Long-Term
                                                                    Restricted     Stock Options     Incentive
                                       Salary          Bonus       Stock Awards    (# of shares)      Payouts
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------
    Walter R. Bateman       2003      $593,600                0            0           18,824            0           $1,492,454
       Chairman &           2002      $560,000         $201,916            0           37,648        $5,239,503      $   22,857
 Chief Executive Officer    2001      $524,200        $  51,766            0           37,648        $  167,117      $   17,279
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------
      M. Lee Patkus         2003      $336,000                0            0           12,952                0       $    5,040
       President &          2002      $300,892        $  67,807            0           18,148         $321,202       $   11,061
 Chief Operating Officer    2001      $259,900        $  16,041       21,444           16,148                0       $    8,278
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------
     Mark R. Cummins        2003      $318,100                0            0            8,074                0       $    4,772
Executive Vice President,   2002      $307,300        $  49,645            0           17,148         $764,319       $   10,708
    Chief Investment        2001      $292,700        $  18,825            0           16,148         $ 52,669       $    9,345
   Officer & Treasurer
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------
    Douglas A. Gaudet       2003      $291,389                0            0            5,000                0       $  291,900
    Senior Executive        2002      $275,400        $  62,062       25,406           17,148                0       $   10,124
     Vice President,        2001      $255,000        $  15,739            0           14,038                0       $    8,122
  Insurance Operations
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------
      Keith A. Fry          2003      $248,500                0            0           11,500                0       $    3,728
 Senior Vice President,     2002      $230,384        $  16,732            0           11,000                0       $    7,413
    Field Operations
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------
     Bruce J. Magee         2003      $242,300                0            0            6,103                0       $    3,635
 Senior Vice President &    2002      $230,800         $ 41,609            0           13,205         $532,056       $    8,172
 Chief Financial Officer    2001      $219,800         $ 10,853            0           12,205         $ 41,114       $    6,920
-------------------------- ------- --------------- --------------- -------------- ---------------- -------------- ----------------

          Cash bonuses under the Senior Management Incentive Compensation Plan for services rendered in fiscal years 2001, 2002, and 2003 have been listed in the year earned, although actually paid in the following year.

          Bonuses under the Long Term Incentive Plan for services rendered in fiscal years 1998-2001, in 1999-2002, in 2000-2002 and 2001-2003 have been listed in 2001, 2002 and 2003 respectively, although, again, paid in the subsequent year. Because of the revision to the Long Term Incentive Plan in 2000, when the plan became a three-year instead of a four-year plan, there were two Long Term Incentive Plan payouts in 2003 for plans ending in 2002. Actual payouts for these two plan periods were a combination of cash and stock, with the majority of the payouts in all instances being stock. In the aggregate, stock represented 82.2% of the amount of the total long term incentive payouts to the Named Executive Officers in that year.

          The terms of stock options awarded in fiscal years 2001, 2002 and 2003 are described in the Report of the Compensation & Personnel Development Committee on page 21. Mr. Patkus is the only Named Executive Officer that now holds restricted stock of the Company. As of December 31, 2003 he held 13,938 restricted shares with a value of $277,227. 21,444 shares were originally awarded in 2001 and vest in five increments from September 2002 through September 2006 if Mr. Patkus is still employed by the Company and attains certain performance standards. Mr. Patkus possesses both the right to vote and receive dividends on these shares.

     Named Executive Officers are eligible to participate in the tax-qualified Extra Compensation Plan (a 401(k) plan) and a Nonqualified Excess Match Program. This Nonqualified Excess Match Program pays a match at the same rate as paid under the Extra Compensation Plan on the amount of base salary in excess of the annual limitation on compensation imposed by the Internal Revenue Code and on annual incentive plan payments. The Plan match can be 25, 50, 75, 100 or 125% of base salary dependent upon the ROE of the Company for the year. The amount shown under "All Other Compensation" in the Summary Compensation Table reflects contribution to the Extra Compensation Plan (a) for 2003 of $3,000 on behalf of each of the Named Executive Officers (except Mr. Gaudet) to match the 2003 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; (b) for 2002 of $5,500 on behalf of each of the Named Executive Officers to match 2002 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; and (c) for 2001 of $5,100 on behalf of each of the Named Executive Officers to match the 2001 pre-tax elective deferred contributions made by each to the Extra Compensation Plan. The remainder of each amount is the allocation for each Named Executive Officer under the Nonqualified Excess Match Program, except for Mr. Bateman for 2003, whose total reflects $5,484 for the non-qualified excess match program, $3,000 for the qualified match with the remainder for a retirement supplement to be paid out in 2004-2006, and for Mr. Gaudet for 2003, whose total reflects a severance payment payable in 2003 and 2004.

Change-in-Control Arrangements

         The Company has entered into agreements with the Named Executive Officers that provide for compensation to be paid to the Named Executive Officers in the event of both a change in control of Harleysville Group or its parent Harleysville Mutual and a subsequent substantial change in status of such Named Executive Officer. Changes in status include diminution of responsibilities, reduction in pay, failure to continue comparable incentive plans, change of place of employment or termination of employment, if they occur within three years of a change in control and are not for cause, e.g., the Named Executive Officer's failure to perform his or her duties or willful conduct that injures the Company. The compensation to be paid to the CEO is 2.99 times, and the compensation to be paid to the other Named Executive Officers is 2 times the sum of annual base salary and the average annual incentive target awards over the past three years, plus the prorated long term incentive plan target awards for all plans in which the Named Executive Officer participates and the value of any stock options which may not legally be exercised at the time of change in control. The compensation may be paid in a lump sum or periodically at the election of the Named Executive Officer. A Named Executive Officer may also receive funds to pay any resulting excise tax payable and will continue for three years to participate in welfare benefit plans comparable to those received prior to the change in control and change in status.


Option Grants in 2003

         This table shows the number and value of stock options granted to the Named Executive Officers in 2003. The grant to Mr. Gaudet expired when he terminated employment.

----------------------- ------------- -------------- ---------------- ------------ ---------------
                          Number of     % of Total
                          Securities      Options
                          Underlying    Granted to
                           Options     Employees in   Exercise Price   Expiration     Grant Date
             Name          Granted      Fiscal Year     Per Share         Date      Present Value
----------------------- ------------- -------------- ---------------- ------------ ---------------
Walter R. Bateman           18,824           5            $23.21         5/19/13       $127,815
----------------------- ------------- -------------- ---------------- ------------ ---------------
M. Lee Patkus               12,952           3            $23.21         5/19/13        $87,944
----------------------- ------------- -------------- ---------------- ------------ ---------------
Mark R. Cummins              8,074           2            $23.21         5/19/13        $54,822
----------------------- ------------- -------------- ---------------- ------------ ---------------
Douglas A. Gaudet            5,000           1            $23.21        11/14/03        $33,950
----------------------- ------------- -------------- ---------------- ------------ ---------------
Keith A. Fry                11,500           3            $23.21         5/19/13        $78,085
----------------------- ------------- -------------- ---------------- ------------ ---------------
Bruce J. Magee               6,103           2            $23.21         5/19/13        $41,439
----------------------- ------------- -------------- ---------------- ------------ ---------------


         In calendar year 2003, Harleysville Group granted a total of 380,581 options representing the right to purchase 380,581 shares of common stock to 123 officers and key employees under the Equity Incentive Plan.

         The Grant Date Present Value was determined using the Black-Scholes option pricing model. The dividend yield assumption was 2.84%; the expected volatility assumption was 38.99%; the risk-free interest rate assumption was 2.55%; and the expected life assumption was 5.25 years. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Harleysville Group's estimate of future stock price growth. Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group's common stock, which will be determined by future events and unknown factors.

         For a description of the stock option program, please see page 21.

Option Exercises & Year-end Values

      This table shows the number and value of stock options exercised in 2003 and the value of unexercised options as of the end of 2003 for the Named Executive Officers. Year-end value is calculated using the difference between the option exercise price and $19.89 (year-end stock price) multiplied by the number of shares underlying the option.

--------------------------- ------------- -------------- ------------------------------------- -----------------------------------
                                                                 No. of Securities
                                                                      Underlying                      Value of Unexercised
                               No. of                        Unexercised Options at Fiscal                 In-the-Money
                               Shares                                  Year-End                       Options at Year-End
                             Acquired on      Value       ------------------------------------- -----------------------------------
           Name                Exercise     Realized       Exercisable       Unexercisable      Exercisable      Unexercisable
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------
Walter R. Bateman              101,680     $1,185,322        159,592             37,648           $73,894              $0
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------
M. Lee Patkus                     0            $0             45,260             22,026           $69,439              $0
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------
Mark R. Cummins                   0            $0             90,874             16,648           $147,750             $0
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------
Douglas A. Gaudet                 0            $0               0                  0                 $0                $0
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------
Keith A. Fry                    8,520       $104,480          59,829             17,000           $130,385             $0
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------
Bruce J. Magee                    0            $0             85,210             12,705           $213,120             $0
--------------------------- ------------- -------------- ----------------- ------------------- --------------- -------------------


Long Term Incentive Plan Performance Opportunity Awards in Last Fiscal year

      This table shows the potential target payouts for the Named Executive Officers under the Long Term Incentive Plan for a three-year performance period commencing in 2003. Four-year performance periods under the Plan were completed in 2001 and 2002, and three-year performance periods were also completed in 2002 and 2003. Actual payments for those performance periods are shown in the Summary Compensation Table on page 25 for those years.

------------------------- ---------------------- -------------------------- ------------------
                             Target Cash as a
                           Percent of Salary in            Target               Performance
              Name                 2003               Number of Shares            Period
------------------------- ---------------------- --------------------------- ------------------
Walter R. Bateman                  45%                     34,812                 3 years
------------------------- ---------------------- --------------------------- ------------------
M. Lee Patkus                      35%                     5,085                  3 years
----------------------------------------------- --------------------------- ------------------
Mark R. Cummins                    35%                     3,859                  3 years
------------------------- ---------------------- --------------------------- ------------------
Douglas A. Gaudet                  35%                     3,313                  3 years
------------------------- ---------------------- --------------------------- ------------------
Keith A. Fry                       10%                     2,351                  3 years
------------------------- ---------------------- --------------------------- ------------------
Bruce J. Magee                     35%                     2,292                  3 years
------------------------- ---------------------- --------------------------- ------------------

For a description of the current Long Term Incentive Compensation plan, please see page 20.

Pension Plans

         These tables show estimated annual benefits payable upon retirement to the Named Executive Officers under the qualified Pension Plan in conjunction with a non-qualified Supplemental Pension Plan.

         Pension Plan Table I shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Bateman and Mr. Magee, who became executive officers prior to January 1, 1989.

                                     TABLE I

------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     Average
      5 Year
 Base Salary Plus
 Annual Incentive
    @ 12/31/03        10 Years        15 Years         20 Years        25 Years       30 Years        35 Years
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $650,000         $117,745        $176,617         $235,489        $294,362       $294,362        $294,362
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $600,000         $108,370        $162,554         $216,739        $270,924       $270,924        $270,924
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $550,000         $ 98,995        $148,492         $197,989        $247,487       $247,487        $247,487
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $500,000         $ 89,620        $134,429         $179,239        $224,049       $224,049        $224,049
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $450,000         $ 80,245        $120,367         $160,489        $200,612       $200,612        $200,612
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $400,000         $ 70,870        $106,304         $141,739        $177,174       $177,174        $177,174
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $350,000         $ 61,495        $ 92,242         $122,989        $153,737       $153,737        $153,737
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $300,000         $ 52,120        $ 78,179         $104,239        $130,299       $130,299        $130,299
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $250,000         $ 42,745        $ 64,117         $ 85,489        $106,862       $106,862        $106,862
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $200,000         $ 33,370        $ 50,054         $ 66,739        $ 83,424       $ 83,424        $ 83,424
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------
     $150,000         $ 23,995        $ 35,992         $ 47,989        $ 59,987       $ 59,987        $ 59,987
------------------- ------------- ----------------- --------------- --------------- -------------- ---------------

         Pension Plan Table II shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Patkus, Mr. Cummins and Mr. Fry who became executive officers after January 1, 1989.

                                    TABLE II
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
 Average 5 Year
Base Salary Plus
Annual Incentive
   @ 12/31/03         10 Years        15 Years        20 Years        25 Years        30 Years        35 Years
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $650,000          $103,427        $159,723        $219,848        $279,973        $279,973        $279,973
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $600,000          $ 95,302        $145,848        $201,348        $256,848        $256,848        $256,848
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $550,000          $ 87,177        $131,973        $182,848        $233,723        $233,723        $233,723
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $500,000          $ 79,052        $118,577        $164,348        $210,598        $210,598        $210,598
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $450,000          $ 70,927        $106,390        $145,848        $187,473        $187,473        $187,473
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $400,000          $ 62,802        $ 94,202        $127,348        $164,348        $164,348        $164,348
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $350,000          $ 54,677        $ 82,015        $109,353        $141,223        $141,223        $141,223
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $300,000          $ 46,552        $ 69,827        $ 93,103        $118,098        $118,098        $118,098
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $250,000          $ 38,427        $ 57,640        $ 76,853        $ 96,067        $ 96,067        $ 96,067
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $200,000          $ 30,302        $ 45,452        $ 60,603        $ 75,754        $ 75,754        $ 75,754
------------------ --------------- --------------- --------------- --------------- --------------- ---------------
    $150,000          $ 22,177        $ 33,265        $ 44,353        $ 55,442        $ 55,442        $ 55,442
------------------ --------------- --------------- --------------- --------------- --------------- ---------------


         A pension is based on the highest five-year average of credited salary plus average annual incentive compensation. The benefits reflected in the charts assume that a Named Executive Officer receives annual incentive compensation equal to 20% of his or her annual base salary.

         For the purposes of the Pension Plans, executive officers named in the Summary Compensation Table have been credited with the following years of service as of December 31, 2003: Mr. Bateman, 16 years; Mr. Patkus, 5 years; Mr. Cummins, 12 years; Mr. Fry, 20 years; and Mr. Magee, 18 years. Mr. Gaudet's pension benefit did not vest.

         The retirement benefits shown in the Pension Plan Tables assume that benefits will be payable at age 65 in the form of a single life annuity, and are not subject to any deduction for Social Security or other offset amounts. For the purposes of calculating benefits under the Pension Plans, no Named Executive Officer may be credited with more than 25 years of service.

                      TRANSACTIONS WITH HARLEYSVILLE MUTUAL

         Harleysville Group was formed by Harleysville Mutual in 1979. It was a wholly-owned subsidiary of Harleysville Mutual until June 1986, when Harleysville Mutual sold shares of Harleysville Group's common stock in a public offering. Harleysville Mutual's ownership of Harleysville Group's outstanding common stock was reduced from 100% to approximately 70% at that time. In April 1992, Harleysville Mutual sold additional shares of its Harleysville Group common stock holdings, further reducing Harleysville Mutual's ownership to approximately 55%. In 2000, Harleysville Mutual completed a purchase of 1,000,000 shares of Harleysville Group stock, thereby increasing its stock ownership at that time to approximately 57%. Harleysville Mutual has engaged in additional stock purchases to a lesser degree since then although its ownership remained at approximately 57% as of December 31, 2003. Harleysville Group's operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, of which the material ones are summarized herein, have been fair to Harleysville Group (as well as Harleysville Mutual) and at least as favorable to Harleysville Group as those terms that could have been negotiated with an independent third party.

         Under a lease effective January 1, 2000, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $3.4 million per year. Harleysville Mutual may also pay additional rent, based on a formula, for any additions, improvements or renovations. There was an additional rental payment made in 2003 of $184,998. Harleysville Mutual is also responsible for all operating expenses including maintenance and repairs. The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser. Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities, and the expenses of the facilities are allocated according to an intercompany allocation agreement.

         Harleysville Group provides certain management services to Harleysville Mutual and its insurance subsidiaries. Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation. Harleysville Group received a fee of $7.2 million in 2003 for its services under these management agreements.

         Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in connection with the acquisition of Mid-America Insurance Company and Harleysville Insurance Company of New York in 1991. It was a demand loan with a stated maturity in March 1998. In February 1998, the maturity was extended to March 2005 and the interest rate became LIBOR plus .65%, which was a commercially reasonable market rate in 1998.

         Harleysville Group's property/casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement. All losses and loss settlement and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement. The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group's pool participants are not liable for losses occurring prior to January 1, 1986. Harleysville Group's participation in 2003 was 72%. The pooling agreement may be amended or terminated by agreement of the parties. Information describing the pool arrangement is contained in Harleysville Group's 2003 Annual Report to Stockholders.

         The property/casualty insurance subsidiaries of Harleysville Group entered into a reinsurance agreement with Harleysville Mutual, effective January 1, 1997, whereby Harleysville Mutual reinsures the property/casualty insurance company subsidiaries of Harleysville Group on a post-pooled basis for property losses as a result of catastrophes, excluding earthquakes and hurricanes and, effective July 1, 2002, excluding losses from terrorism, incurred in a quarter. Harleysville Mutual in turn pays to the subsidiaries in the event of covered catastrophes 100% of the subsidiaries' accumulated net loss in a quarter in excess of their retention (or deductible), which for 2003 was their pooling percentage times $5 million, up to a maximum net loss equaling $20 million times the subsidiaries' total pooling percentages. The premium paid by the subsidiaries of Harleysville Group to Harleysville Mutual in 2003 was $8.4 million. Further information about the reinsurance agreement is contained in Harleysville Group's 2003 Annual Report to Stockholders.


                         SECTION 16 REPORTING COMPLIANCE

         Harleysville Group believes that for 2003, its officers, directors and 10% shareholders complied with the requirements of Section 16 of the Securities Exchange Act of 1934 based on a review of forms filed, or written notice that no annual forms were required, except as follows: Harleysville Mutual Insurance Company filed a Form 4 two days late in August, 2003.

                                   CHARTER OF
                              THE AUDIT COMMITTEE

                            HARLEYSVILLE GROUP INC.

                     AMENDED AND RESTATED FEBRUARY 25, 2004
                     --------------------------------------


A.  Establishment

         The Board of Directors of Harleysville Group Inc. ("the Company") has established an Audit Committee pursuant to Article V, Section 4 of its by-laws and the requirements of the Insurance Holding Company System Acts of the various states in which the Harleysville Insurance Companies ("Companies") are domiciled.

B.  Membership

         The Audit Committee of the Company shall consist of three or more directors who are independent of the management of the Companies, and otherwise have no business directly or indirectly with the Companies that could influence their judgment or interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Its members shall not be officers or employees of the Companies and shall meet the definition of independent director as established by the Nasdaq Stock Market. A member shall not own or control 10% or more of the Company's voting securities (provided that this prohibition does not apply if they are a director of a parent company owning 50% or more of the Company's voting securities). They must be able to read and understand fundamental financial statements including a company's balance sheet, income statements, and cash flow statements. One member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

C.  Function

         The purpose of the Audit Committee is to assist the Board of Directors in its role as representatives of the shareholders by overseeing the accounting and financial reporting process of the Company and the audits of the financial statements of the Company. In particular it shall oversee corporate accounting policies, reporting practices, and quality and integrity of the financial reports of the Company and by reviewing the financial information that is provided to shareholders, potential shareholders, policyholders, regulatory authorities, and others.

         Management is responsible for the Company's financial reporting process and for the preparation of its financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. It is not the Committee's responsibility to conduct auditing or accounting reviews or accounting procedures.

D.  Responsibilities

         The Audit Committee shall perform all the duties as set forth herein or as directed by the Board of Directors. The policies and procedures of the Committee must be flexible in order to react effectively to changing conditions and to assure the directors, shareholders, and policyholders that the corporate accounting and reporting practices of the Companies are in accordance with all requirements and are of the highest quality.

To carry out its function, the Audit Committee shall:

1. Appoint, determine funding for, oversee and as necessary terminate the services, subject to Board ratification, of the independent auditor that audits the financial statements of Harleysville Group and reviews the quarterly forms 10-Q and annual form 10-K before filing with the SEC (including resolution of disagreements between management and the independent auditor regarding financial reporting). The audit engagement contract shall be signed by the Committee chair as well as the Chief Executive Officer and Chief Financial Officer.

2. Approve in advance the audit and non-audit services to be provided by the independent auditor selected. The chair of the Committee or, if she or he is unavailable, any member of the Committee may pre-approve any additional audit services, subject to pre-approval policies and procedures established by the Audit Committee that can not include delegation to management. In the event of such approval, the full Committee shall be so informed at its next meeting. With regard to non-audit services, the pre-approval requirement is not necessary if:
         1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the services are provided; 2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by its chair prior to the completion of the audit. The Committee may adopt policies and procedures to implement the foregoing.

3. Insure that the independent auditor's lead partner involved in the engagement be changed at least once every 5 years and that other partners involved in the engagement are changed at least once every 7 years.

4. Consider whether it is advisable and appropriate to change the independent auditor from time-to-time.

5. Require the independent auditor to report to the Audit Committee on critical accounting policies to be used and alternative treatments of financial information that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor. Any changes in accounting policies should be reviewed.

6. Require the independent auditor to report to the Audit Committee other material written communications between it and management, such as any management letter or schedule of unadjusted differences.

7. Obtain annually from the independent auditor a statement regarding its independence and evaluate such statement.

8. At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

9. Require the independent auditor to discuss the matters required to be discussed by Statements of Accounting Standards Nos. 61 and 71 for both annual and interim financial statements.

10. Review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall ascertain whether the independent auditor is satisfied with the financial statements and quality of disclosures.

11. Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (after such are issued).

12.      Review policies with respect to risk assessment and risk management.

13.      Review any comment letters from the Securities and Exchange Commission.

14. Regularly meet in executive session each with management, with internal auditors, and with the independent auditor. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Companies' financial, accounting, and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

15. Review with the independent auditor any audit problems or difficulties and management's response.

16. Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, the Committee shall review such audit findings along with the independent auditor's management letter and the Companies' response, with the purpose of identifying ways to improve financial systems and reporting procedures.

17. Review with the independent auditor, the Companies' internal auditors, and the Companies' financial and accounting management the adequacy and effectiveness of the accounting and financial controls of the Companies, and elicit recommendations for the improvement of internal control procedures or particular areas where additional detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically will review company policy statements to determine their adherence to the Companies' Code of Conduct.

18. Review the internal audit function of the Companies including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor.

19. Receive a summary of findings from completed internal audits and a progress report of the proposed internal audit plan, with explanations for any deviations from the original plan.

20. Adopt complaint procedures that provide for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21. Review reports from attorneys representing the Company of material violations of the securities laws by management if such alleged violations are reported to the Company's Chief Executive Officer and General Counsel and an appropriate response is not provided to such attorneys by the General Counsel.

22. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and other experts for this purpose if in its judgment that is appropriate.

23. Review and, if appropriate, approve related party transactions that are not within the jurisdiction of the Coordinating Committee.

24. Provide advice and counsel to management on the reasonableness of the assumptions used in connection with establishing the net periodic pension cost under FAS 87 based on the independent auditor's review.

25. Review and approve the Report of the Audit Committee in the Company's Proxy Statement.

26. Annually review and assess the adequacy of the Audit Committee Charter and recommend changes to it as necessary.

27.      Conduct an annual review of the Committee's performance.

28. Submit the minutes of all meetings of the Audit Committee to and regularly report on its activities to the Company's Board of Directors.

E.  Authority

         The Committee may retain at the Company's expense such independent consultants, attorneys, accountants, actuaries, as appropriate and necessary, to support its oversight role. The Audit Committee will receive such funding as it deems appropriate for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the audit committee under this paragraph; and (iii) ordinary administrative expenses of the audit committee that are necessary and appropriate in carrying out its duties.


F.  Compensation

         No member of the Committee, nor any immediate family member or employer of any Committee member, or an entity as to which a Committee member is an affiliate, may receive compensation from the Company or an affiliate other than fees as a director.

                                     PROXY
                            HARLEYSVILLE GROUP INC.
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2004
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Roger A. Brown, Bruce J. Magee, and Catherine B. Strauss, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 28, 2004, at 10:30 A.M., local time, and at any adjournment thereof, as follows:

        (Continued, and to be marked, dated and signed on reverse side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE ^

Map to Harleysville Group Inc.

Harleysville
Group Inc.
355 Maple Avenue
Harleysville, PA 19438
(800) 523-6344
(215) 256-5000

                               [Graphic Omitted]

This proxy when properly signed will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of directors.


                                                         Please        |    |
                                                         Mark Here     |    |
                                                         for Address   |____|
                                                         Change or
                                                         Comments
                                                         SEE REVERSE SIDE





1. Election of class A Directors


(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

01 Lowell R. Beck  02 Joseph E. McMenamin


  FOR                  WITHHOLD
all the               AUTHORITY
nominees           to vote for the
listed.            nominees listed.

 |_|                     |_|


A vote FOR is recommended by the Board of Directors.


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.


A vote FOR is recommended by the Board of Directors.



Signature _________________________  Signature_____________________ Date________
This proxy should be dated, signed by the stockholder exactly as his or her name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.



--------------------------------------------------------------------------------
                           ^ FOLD AND DETACH HERE ^

                                 ANNUAL MEETING
                                       OF
                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                           Wednesday, April 28, 2004
                                   10:30 A.M.
                                 355 Maple Ave.
                             Harleysville, PA 19438

                            YOUR VOTE IS IMPORTANT!

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

You can now access your account online via Investor ServiceDirect at http://www.melloninvestor.com
-----------------------------